UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 18, 2021
(Date of Report - Date of earliest event reported on)

COMMUNITY BANCORP /VT
(Exact name of Registrant as Specified in its Charter)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4811 US Route 5, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable
(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: NONE

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
(Not Applicable)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

The following matters were submitted to a vote of security holders, at the Annual Meeting of Shareholders of Community Bancorp. on May 18, 2021:

Proposal 1.
To elect five directors to serve until the Annual Meeting of Shareholders in 2024;

Proposal 2.
To ratify the selection of the independent registered public accounting firm of Berry Dunn McNeil & Parker, LLC (“BerryDunn”) as the Corporation’s external auditors for the fiscal year ending December 31, 2021.

As of March 24, 2021, the record date for the Annual Meeting, there were 5,316,160 shares of the Company’s $2.50 par value common stock outstanding, and each share was entitled to one vote on all matters submitted to the shareholders for vote at the meeting.

The vote results are as follows:

			AUTHORITY
			WITHHELD/	BROKER
MATTER	FOR	AGAINST	ABSTAIN	NON-VOTE
Proposal 1. Election of Directors:
Kathryn M. Austin	2,567,000	N/A	44,543	718,923
Bruce L. Baker	2,575,382	N/A	36,161	718,923
David M. Bouffard	2,131,722	N/A	479,821	718,923
Aminta K. Conant	2,174,548	N/A	436,996	718,923
Rosemary M. Lalime	2,547,881	N/A	63,662	718,923

Proposal 2. Selection of External Auditors:
BerryDunn	3,311,654	2,660	16,152	0

In accordance with section 3.02 of the Company’s Bylaws, each of the directors was elected, having received the affirmative vote of at least a majority of the shares represented at the meeting and entitled to vote. Proposal 2 was approved, with more votes cast "FOR" than "AGAINST".

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: May 18, 2021	/s/ Kathryn M. Austin
Kathryn M. Austin, President &
Chief Executive Officer